[LOGO]


                                  NEWS RELEASE



DATE:      September 3, 1999

CONTACT:   James D. Rose, President

TELEPHONE: (505) 324-9542


                        FIRST PLACE FINANCIAL CORPORATION

FARMINGTON, NEW MEXICO -- Richard I. Ledbetter, chairman of the board and chief executive officer of First Place Financial Corporation, announced today that the board of directors has declared a quarterly dividend of $.37 per share, payable November 1, 1999 to shareholders of record as of October 20, 1999.

On August 4, 1999, First Place announced that it had signed a Definitive Agreement to be acquired by Wells Fargo and Company.

First Place, which is the largest bank holding company headquartered in New Mexico, owns First National Bank of Farmington, NM, Burns National Bank of Durango, CO, Western Bank, Gallup, NM, and Capital Bank, Albuquerque, NM. At June 30, 1999, First Place had total assets of $875 million and total stockholders' equity of $76.6 million. First Place stock is quoted on the NASDAQ Bulletin Board under the symbol "FPLF".